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                                                                     EXHIBIT 3.2

                             WALL STREET DELI, INC.

                                  B Y - L A W S

                     (AS AMENDED THROUGH FEBRUARY 16, 2000)



                               ARTICLE I: OFFICES

         SECTION 1. The registered office shall be located at the place stated in the corporation's articles, or at such place as the board of directors shall from time to time determine.

         SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                   ARTICLE II: ANNUAL MEETINGS OF SHAREHOLDERS

         SECTION 1. All meetings of shareholders for the election of directors shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors, and if no place is stated then at the principal office.

         SECTION 2. Annual meetings of shareholders, commencing with the year 1992, shall be held on the 4th Thursday in March if not a legal holiday or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, and if a legal holiday, then on the next secular day following, at 7:30 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

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         SECTION 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder of record entitled to vote thereat not less than ten nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting.

                  ARTICLE III: SPECIAL MEETINGS OF SHAREHOLDERS

         SECTION 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is stated, special meetings shall be held at the corporation's principal office.

         SECTION 2. Special meetings of the shareholders may be called at any time for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board, or the President, but no such special meetings may be called by any other person or persons. Special meetings shall be held at such place, either within or without the State of Delaware, as is stated in the call and notice thereof. (AMENDED FEBRUARY 16, 2000)

         SECTION 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten and not more than fifty days before the date fixed for the meeting.

         SECTION 4. The business transacted at any special meeting of shareholders shall be limited to the purposes described in the meeting notice.

                     ARTICLE IV: QUORUM AND VOTING OF STOCK

         SECTION 1. A majority of the votes entitled to be cast on a matter by the voting group

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constitutes a quorum of the voting group for action on that matter except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than one hundred and twenty (120) days after the date fixed for the original meeting, the directors must fix a new record date and notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         SECTION 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the articles of incorporation.

         SECTION 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the articles of incorporation or law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         SECTION 4. Any action required to be taken at a meeting of the shareholders may be taken

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without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                              ARTICLE V: DIRECTORS

         SECTION 1. The board of directors shall consist of one or more directors. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors, or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of shareholders, and each director elected shall hold office until his successor is elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

         SECTION 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the shareholders.

         SECTION 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         SECTION 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers

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or otherwise consistent with the articles of incorporation or by-laws.

                 ARTICLE VI: MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

         SECTION 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         SECTION 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         SECTION 4. Unless the articles of incorporation or these by-laws provide otherwise, special meetings of the board of directors may be called by the president on at least two days' notice of the time, date and place of meeting to each director, either personally or by mail or by telegram.

         SECTION 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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         SECTION 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. (A quorum of the board of directors may consist of no fewer than one-third of the fixed or prescribed number of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. Unless the articles of incorporation or by-laws provide otherwise, action required or permitted by law to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

                             ARTICLE VII: COMMITTEES

         The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may create one or more committees and appoint members of the board to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors. Such committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law.

                              ARTICLE VIII: NOTICES

         SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation

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or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         SECTION 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 3. ADVANCE NOTICE OF SHAREHOLDER NOMINEES. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the discretion of the Board of Directors or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for

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election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, (v) such person's written consent to being named as a nominee and to serving as a director if elected and (vi) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder, and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the Board of Directors any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded. (AMENDED FEBRUARY 16, 2000)

         SECTION 4. ADVANCE NOTICE OF SHAREHOLDER BUSINESS. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To

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be properly brought before a meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. Business to be brought before a meeting by a shareholder shall not be considered properly brought if the shareholder has not given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business,
(iii) the class and number of shares of the corporation, which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required by law to be provided by the shareholder in his capacity as a proponent of a shareholder proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he

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should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. (AMENDED FEBRUARY 16, 2000)

                              ARTICLE IX: OFFICERS

         SECTION 1. The officers of the corporation may be elected or appointed by the board of directors or by a duly elected or appointed officer if authorized by the board of directors. The corporation must have at least one officer. The same individual may simultaneously hold more than one office in the corporation.

         SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, vice-president, and secretary/treasurer, none of whom need be a member of the board.

         SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or by an officer authorized by the board of directors.

         SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or by an officer authorized by the board of directors. Each officer has the authority and shall perform the duties as set forth herein or as prescribed by the board of directors or by direction of an officer

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authorized by the board of directors to prescribe the duties of other officers.

                                  THE PRESIDENT

         SECTION 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         SECTION 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENT

         SECTION 8. In the absence of the president or in the event of his inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                             THE SECRETARY/TREASURER

         SECTION 9. The secretary/treasurer shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.

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He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature.

         SECTION 11. He shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         SECTION 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         SECTION 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                       ARTICLE X: CERTIFICATES FOR SHARES

         SECTION 1. The shares of the corporation shall be represented by certificates signed (manually or in facsimile) by the president or vice-president and the secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

                  If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the


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authority of the board of directors to determine variations for future series)
must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

         SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         SECTION 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

         SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.


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                               FIXING RECORD DATE

         SECTION 5. Record Date. In order that the Corporation may determine shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of the determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of the determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty
(60) days prior to such other action. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date. If no record date is fixed: (x) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining shareholders entitled to express

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consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (AMENDED FEBRUARY 16, 2000)

                             REGISTERED SHAREHOLDERS

         SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable to calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                              LIST OF SHAREHOLDERS

         SECTION 7. The officer or agent having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at a shareholders' meeting, arranged by voting group in alphabetical order, with the address of each and the number of shares held by each, which list, beginning two business days after notice of the meeting is given for which the list was prepared and

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continuing through the meeting, shall be kept on file at the principal office of the corporation and shall, after written demand by the shareholder or the shareholder's agent or attorney authorized in writing, be subject to inspection by any shareholder at any time during usual business hours and at the expense of the shareholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or the shareholder's agent or attorney authorized in writing during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                         ARTICLE XI: GENERAL PROVISIONS

                                    DIVIDENDS

         SECTION 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of stock, subject to any provisions of the articles of incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                     CHECKS

         SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                             ARTICLE XII: AMENDMENTS

         SECTION 1. DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw establishing the number of directors or what constitutes a quorum at shareholders' meetings. (AMENDED FEBRUARY 16, 2000)

         SECTION 2. SHAREHOLDERS. The shareholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmation vote of not less than two/thirds (66 2/3%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the shareholders to make, adopt, alter, amend, change or repeal

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the Bylaws of the Corporation is further subject to the provisions of the
Certificate of Incorporation.

(AMENDED FEBRUARY 16, 2000)


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